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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                 AND SERIES 1995 8% CONVERTIBLE PREFERRED STOCK
                                       of
                                 TESCORP, INC.
                                       by
                        TESCORP ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       of
                            SUPERCANAL HOLDING S.A.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON FRIDAY, JANUARY 9, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated December 8, 1997 (the "Offer to Purchase"), and the related Letters of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer") relating to the offer by Tescorp Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Supercanal Holding S.A. ("Parent"), an Argentine corporation, to purchase (i) all the outstanding shares of common stock, par value $0.02 per share ("Common Shares"), of Tescorp, Inc. (the "Company"), a Texas corporation, for $4.50 per Common Share, net to the seller in cash, and (ii) all the outstanding shares of Series 1995 8% Convertible Preferred Stock ("8% Preferred Shares") of the Company for $144 per share plus accrued dividends from the last date on which dividends were paid to the Expiration Time (as defined below) (collectively the Common Shares and the 8% Preferred Shares are referred to as the "Shares" and the $4.50 per share price and the $144 per share price plus accrued dividends which the Purchaser is offering to pay are referred to as the "purchase prices"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to the Stockholders of the Company from the Chairman and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
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    Please note the following:

    1. The tender price is $4.50 per Common Share, net to you in cash, and $144 per share plus accrued dividends from the last date on which dividends were paid to the Expiration Time upon the terms and subject to the conditions set forth in the Offer.

    2. The Offer is being made for all outstanding Common Shares and all outstanding 8% Preferred Shares.

    3. The Offer is conditioned upon (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Common Shares of the Company which, when added to the Common Shares already owned by the Purchaser, constitutes more than two-thirds of the total number of outstanding Common Shares, (ii) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of 8% Preferred Shares which, when added to any 8% Preferred Shares already owned by the Purchaser, constitutes more than two-thirds of the total number of outstanding 8% Preferred Shares and (iii) satisfaction of certain other conditions.

    4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser in response to the Offer.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, January 9, 1998 ("Expiration Time") unless the Purchaser extends the period during which the offer is open, in which event the term "Expiration Time" will mean the time and date at which the offer, as extended, will expire.

    6. The Board of Directors of the Company (a) has approved the Offer and the Merger (as defined in the Offer to Purchase) which will follow the Offer if the Offer is successfully completed and the shareholders of the Company approve the Merger, (2) has determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company's stockholders, and (3) recommends that the holders of the Common Shares and 8% Preferred Shares tender their Shares in response to the Offer.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope in which to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the securities laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Furman Selz LLC, ING Baring (U.S.) Securities Inc. or one or more registered brokers or dealers licensed under the laws of particular jurisdictions.

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
               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                 AND SERIES 1995 8% CONVERTIBLE PREFERRED STOCK
               OF TESCORP INC. BY TESCORP ACQUISITION CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 5, 1997, and the related Letters of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Tescorp Acquisition Corporation (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Supercanal Holding S.A. ("Parent"), an Argentine corporation, to purchase (i) all the outstanding shares of common stock, par value $0.02 per share ("Common Shares"), of Tescorp, Inc. (the "Company"), a Texas corporation and (ii) all the outstanding shares of Series 1995 8% Convertible Preferred Stock ("8% Preferred Shares" and together with the Common Shares ("Shares")) of the Company.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                                  SIGN HERE

                                Number of Shares
                    ----------------------------------------
                                to Be Tendered:

                              ____________Shares*
                    ----------------------------------------
                                  Signature(s)

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                            Dated:            , 199
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                          Please type or print name(s)

                    ----------------------------------------
                    ----------------------------------------
                          Please type or print address

                    ----------------------------------------
                        Area Code and Telephone Numbers

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                            Taxpayer Identification
                          or Social Security Number(s)
------------------------

* Unless other indicated, it will be assumed that all shares held by us for your account are to be tendered.

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